Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-111748) of ATRM Holdings, Inc. of our report dated May 12, 2015 relating to the consolidated financial statements that appears in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Boulay, PLLP

Minneapolis, Minnesota

May 12, 2015